Exhibit 99.1

CITI TRENDS ANNOUNCES FIRST QUARTER 2017 RESULTS

AND DECLARES QUARTERLY DIVIDEND

SAVANNAH, GA (May 17, 2017) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the first quarter of fiscal 2017.

Financial Highlights — First quarter ended April 29, 2017

Total sales in the first quarter ended April 29, 2017 increased 3.2% to $200.0 million compared with $193.7 million in the first quarter ended April 30, 2016.  Comparable store sales increased 1.0% in the quarter.

On a GAAP basis, the Company had net income of $8.9 million, or $10.0 million when adjusted for proxy contest-related expenses*, in the first quarter of 2017, compared with $8.7 million, in last year’s first quarter.  On a GAAP basis, earnings per diluted share in this year’s first quarter were $0.60, or $0.68 when adjusted for proxy contest-related expenses*, compared with $0.60 per diluted share in the first quarter of 2016.

Bruce Smith, Acting Chief Executive Officer, commented, “Despite a challenging start to the quarter which was negatively impacted by later tax refund disbursements, we are pleased to have delivered positive comparable store sales and a 14% increase in net income adjusted for proxy contest expenses.  The success in the quarter confirms that our strategic direction remains on track as we continue to diversify our offerings into complementary product lines, while maintaining a keen focus on delivering fashion-right and value-priced merchandise that resonates with our customer base.  In particular, our non-apparel business, accessories and home, which now comprises 37% of our merchandise mix, continues to perform well.   The accessories division has had comparable store sales increases in 28 of the last 31 quarters, while the home division increased for the 19th consecutive quarter.  While adding significantly to the Company’s sales, the non-apparel business consistently delivers gross margin above the Company-average, making our merchandise offering even more profitable.”

During the first quarter, the Company opened six new stores, relocated or expanded two other stores and closed one store.

In addition, the Company announced that its Board of Directors has declared a quarterly dividend of $0.08 per common share, reflecting a 33% increase in the dividend rate as announced previously in connection with the Company’s expanded capital return program.  The dividend is payable on June 13, 2017, to shareholders of record as of the close of business on May 30, 2017.

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET.  The number to call for the live interactive teleconference is (212) 231-2931.  A replay of the conference call will be available until May 24, 2017, by dialing (402) 977-9140 and entering the passcode, 21851529.

The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, www.cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET.  The online replay will follow shortly after the call and will be available for replay for one year.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is an off-price retailer of urban fashion apparel and accessories for the entire family.  The Company operates 538 stores located in 31 states.  Citi Trends’ website address is www.cititrends.com.  CTRN-G

*Non-GAAP Financial Measure

The non-GAAP financial measures are reconciled to their corresponding GAAP measures at the end of this press release.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchases, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets, the ability to anticipate and respond to fashion trends and the outcome of our current proxy fight and any other actions of activist stockholders.  Any forward-looking statements by the Company, with respect to earnings guidance, the Company’s intention to declare and pay dividends, the repurchase of shares pursuant to the share repurchase program, or otherwise, are intended to speak only as of the date such statements are made.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Important Additional Information

Citi Trends, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Citi Trends stockholders in connection with the matters to be considered at Citi Trends’ 2017 Annual Meeting to be held on May 24, 2017. On April 3, 2017, Citi Trends filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Citi Trends stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING BLUE PROXY CARD WITH RESPECT TO THE 2017 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Citi Trends’ 2017 Annual Meeting. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Citi Trends with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.cititrends.com.

Contact:	Bruce Smith
Acting Chief Executive Officer,
Chief Operating Officer and
Chief Financial Officer
(912) 443-2075

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks Ended	Thirteen Weeks Ended
	April 29, 2017	April 30, 2016
	(unaudited)	(unaudited)
Net sales	$199,955	$193,672

Cost of sales (exclusive of depreciation shown separately below)	(122,390)	(117,809)
Selling, general and administrative expenses	(60,487)	(58,331)
Depreciation	(4,298)	(4,444)
Asset impairment	—	(221)
Income from operations	12,780	12,867
Interest income	186	127
Interest expense	(37)	(40)
Income before income taxes	12,929	12,954
Income tax expense	(4,039)	(4,217)
Net income	$8,890	$8,737

Basic net income per common share	$0.60	$0.60
Diluted net income per common share	$0.60	$0.60

Weighted average shares used to compute basic net income per share	14,719	14,594
Weighted average shares used to compute diluted net income per share	14,780	14,603

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	April 29, 2017	April 30, 2016
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$73,037	$53,032
Short-term investment securities	34,189	40,215
Inventory	124,533	123,330
Prepaid and other current assets	13,853	13,536
Property and equipment, net	61,152	49,816
Long-term investment securities	25,914	24,327
Other noncurrent assets	7,753	9,223
Total assets	$340,431	$313,479

Liabilities and Stockholders’ Equity:
Accounts payable	$71,465	$60,128
Accrued liabilities	27,530	24,316
Other current liabilities	2,147	2,528
Noncurrent liabilities	8,260	6,661
Total liabilities	109,402	93,633

Total stockholders’ equity	231,029	219,846
Total liabilities and stockholders’ equity	$340,431	$313,479

CITI TRENDS, INC.

RECONCILIATION OF GAAP BASIS OPERATING RESULTS TO

ADJUSTED NON-GAAP OPERATING RESULTS

(unaudited)

(in thousands, except per share data)

The Company makes reference in this release to net income adjusted for proxy contest expenses and earnings per diluted share adjusted for proxy contest expenses.  The Company believes that excluding proxy contest expenses and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and as such, may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future.  This information is not intended to be considered in isolation or as a substitute for net income, net income per common share or expense information prepared in accordance with generally accepted accounting principles (GAAP).

	Thirteen Weeks Ended April 29, 2017
	As Reported	Adjustment (1)	As Adjusted
	(unaudited)	(unaudited)	(unaudited)

Net sales	$199,955	$—	$199,955

Cost of sales (exclusive of depreciation shown separately below)	(122,390)	—	(122,390)
Selling, general and administrative expenses	(60,487)	1,590	(58,897)
Depreciation	(4,298)	—	(4,298)
Income from operations	12,780	1,590	14,370
Interest income	186	—	186
Interest expense	(37)	—	(37)
Income before income taxes	12,929	1,590	14,519
Income tax expense	(4,039)	(497)	(4,536)
Net income	$8,890	$1,093	$9,983

Basic net income per common share	$0.60		$0.68
Diluted net income per common share	$0.60		$0.68

Weighted average shares used to compute basic net income per share	14,719		14,719
Weighted average shares used to compute diluted net income per share	14,780		14,780

 (1)  Proxy contest expenses and related tax effects